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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 POP N GO, INC.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                         95-4603172
            ------------------------           -------------------
          (State or other jurisdiction           (I.R.S. Employer
               or incorporation)                Identification No.)

                   12429 East Putnam Street
                     Whittier, California                90602
           ---------------------------------------     ---------
          (Address of principal executive offices)     (Zip Code)

                       Two Written Compensation Contracts
                              With Two Consultants
                   ------------------------------------------
                            (Full Title of the Plan)

                                  Melvin Wyman
                            12429 East Putnam Street
                           Whittier, California 90602
                    (Name and address of agent for service)

                                 (562) 945-9351
         (Telephone Number, including area code, of agent for services)

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+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered   |  share(2)   |  price       | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |  5,300,000   |  $0.026     |  $137,800    | $ 12.67      |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. This estimated amount is the closing price as of October 8, 2002, (which is within 5 business days prior to the date of the filing of this registration statement).

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EXPLANATORY NOTE

        This Registration Statement registers 5,300,000 shares of the Common Stock (the "Common Stock"), par value $0.001 per share, of Pop N Go, Inc. (the "Company") under Employee and Consultant Compensation Contracts as follows:

4,000,000 shares of Common Stock to be issued under the Company's Consulting Compensation Contract with Consultant Elie Sakaran; 1,300,000 shares of Common Stock issuable under the Company's Legal Services Compensation Contract with attorney Herbert Davis;

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

        Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        Pop N Go, Inc., is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files quarterly, annual and periodic reports and other information with the Securities and Exchange Commission ("Commission"). The Registration Statement, such reports and other information may be inspected and copies may be obtained, at prescribed rates, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Website that contains reports and other information regarding reporting companies under the Exchange Act, including Pop N Go, Inc. at http://www.sec.gov.

        The following documents have been filed by Pop N Go with the Commission and are hereby incorporated by reference into this prospectus:

- Pop N Go, Inc.'s Quarterly Report filed August 19, 2002 on Form 10-QSB for the three months ended June 30, 2002;

- Pop N Go, Inc.'s Quarterly Report filed May 20, 2002 on Form 10-QSB for the three months ended March 31, 2002;

- Pop N Go, Inc.'s Quarterly Report filed February 25, 2002 on form 10-QSB for the three months ended December 31, 2001;

- Pop N Go, Inc.'s Annual Report filed February 15, 2002, on Form 10-KSB for the twelve months ended September 30, 2001;

        All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be made a part hereof from the date of the filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        Pop N Go, Inc. will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this prospectus incorporates). Requests should be directed to Mr. Melvin Wyman, Chief Executive Officer, at Pop N Go, Inc.'s principal executive offices located at 12429 East Putnam Street, Whittier, California 90602; telephone number (562) 945-9351.


ITEM 4.  DESCRIPTION OF SECURITIES

        The total number of securities registered hereunder are Five Million Three Hundred Thousand (5,300,000) shares, all of which are common stock of Pop N Go, Inc. Pop N Go, Inc. is presently authorized to issue 100,000,000 shares of its Common Stock. As of October 8, 2002, there were 74,269,895 outstanding and subscribed for shares. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shareholders of the Pop N Go, Inc. have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Pop N Go, Inc., the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and non-assessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. Pop N Go, Inc. presently does not pay any dividends and has no foreseeable plan to pay dividends. There are no special preemptive rights or rights upon liquidation, other than the normal rights and priorities which would attach to shares in liquidation pursuant to Delaware State Law. The shares are not subject to call, liability or assessment.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, offices, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Pop N Go, inc. provide for indemnification of the officers and directors of Pop N Go, Inc. to the full extent permissible under Delaware law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

        All securities to be offered hereunder are to be originally issued by Pop N Go, Inc. after the filing and pursuant to this Registration Statement. Shares to be received pursuant to the consulting agreements upon their subsequent issue are believed to be registered thereby, by the filing and effectiveness of this Form S-8 registration.


ITEM 8.  EXHIBITS.


   4.1   Registrant Articles of Incorporation and Amendments(1)

   4.2   Bylaws(1)

   5.1   Opinion of The Law Offices of Davis & Associates, Inc., re: legality

  23.1   Consent of Singer Lewak Greenbaum & Goldstein, LLP.

  23.2   Consent of The Law Offices of Davis & Associates, Inc. (included in
         Exhibit 5.1)


(1) Filed previously as part of the Company's Registration Statement on Form SB-2, filed with the Commission on February 8, 2000, and its Annual Report filed February 15, 2002, on Form 10-KSB for the twelve months ended September 30, 2001.



ITEM 9.  UNDERTAKINGS.

     Pop N Go, Inc. hereby undertakes:

     (a) During any period in which offers or sales are being made pursuant to this registration or pursuant to a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Pop N Go, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Pop N Go, Inc. pursuant to the foregoing provisions, or otherwise, Pop N Go, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and if such indemnification (other than the payment by Pop N Go, Inc. of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is sought by such director, officer or controlling person in connection with the securities being registered, Pop N Go, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Pop N Go, Inc. is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Pop N Go, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 10, 2002.

                          POP N GO, INC.

                          By:   /s/ Melvin Wyman
                          --------------------------------------
                                    Melvin Wyman
                          Its:      Principal Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Melvin Wyman                                        Date: October 10, 2002
- ---------------------------------------------         ----------------------
    Melvin Wyman
    Chief Executive Officer
    Principal Financial Officer
    Secretary and Sole Director




EXHIBIT 5.1

October 10, 2002

Pop N Go, Inc.
12429 East Putnam Street
Whittier, California 90602

                  Re:   Issuance of Pop N Go, Inc. Shares
                        Pursuant to Consulting Contracts

To Whom It May Concern:

        We have acted as counsel for Pop N Go, Inc., a Delaware corporation (the "Company") in conjunction with the preparation of a Form S-8 registration statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 5,300,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), to be issued pursuant to the terms of certain Compensation Contracts (hereinafter collectively referred to as the "Plan").

        We have examined originals or copies of: (i) the Plan Compensation Contracts; (ii) the Form S-8 registration statement; (iii) resolutions of the Company's Board of Directors relating to the Plan; and (iv) such other documents, affidavits and records as we have deemed necessary to enable us to render this opinion.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that:

        The Common Stock, when issued and paid for in the manner set forth, will be validly issued, fully paid and nonassessable, and no personal liability will attach to the ownership thereof.

        We are admitted to practice in the State of California, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of California and, to the extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

        We consent to the filing of this opinion as an exhibit to the Form S-8 registration statement, and to the use of our name wherever it appears in said registration statement. In giving our consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC issued thereunder, with respect to the registration statement, or with respect to this Opinion, as an Exhibit or otherwise, nor do we consider ourselves within the category of persons whose "consent" is required by Section 7 of said Act.


/s/ The Law Offices of Davis & Associates, Inc.
    -------------------------------------------
    THE LAW OFFICES OF DAVIS & ASSOCIATES, INC.



Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Pop N Go, Inc. on Form S-8 of our report, dated February 5, 2002, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of Pop N Go, Inc. for the year ended September 30, 2001.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
    --------------------------------------
    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 10, 2002